EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-125994, 333-139484, 333-159749, 333-173494, 333-180095 and 333-189391) and Form S-3 (File Nos. 333-186067 and 333-193105) of NeoGenomics, Inc. of our report dated February 24, 2014 relating to the consolidated financial statements as of December 31, 2013 and for the years ended December 31, 2013 and 2012, appearing in this Annual Report on Form 10-K.

/s/ Kingery & Crouse, P.A.

Certified Public Accountants

Tampa, Florida

March 3, 2015